KIRKPATRICK & LOCKHART LLP
                  1800 MASSACHUSETTS AVENUE, N.W.,
                   2ND FLOOR WASHINGTON, D.C. 20036-1800



                                      May 19, 1999




U. S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

        Re:  The Dreyfus/Laurel Funds, Inc.-Post-Effective
             Amendment No. 72 (1933 Act File No. 33-16338)
             Counsel's Representation Pursuant to Rule 485(b)

Dear Sir or Madam:

     In my capacity as counsel to The Dreyfus/Laurel Funds, Inc.
(the "Registrant"), I have reviewed Post-Effective Amendment No.
72 to the Registrant's Registration Statement on Form N-1A, which is to be filed on or about May 20, 1999, and which will become effective pursuant to Rule 485(b) under the Securities Act of 1933, as amended. In my view, the amendment does not contain any disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

                                   Very truly yours,



                                   /s/Thomas M. Leahey





                       KIRKPATRICK & LOCKHART LLP
                  1800 MASSACHUSETTS AVENUE, N.W.,
                   2ND FLOOR WASHINGTON, D.C. 20036-1800



                                                 May 19, 1999





The Dreyfus/Laurel Funds, Inc.
200 Park Avenue - 55th Floor
New York, New York 10166


Ladies and Gentlemen:

     In connection with the filing of Post-Effective Amendment No. 72 to the Registration Statement on Form N-1A (File Nos. 33-16338 and 811-5270) of The Dreyfus/Laurel Funds, Inc., which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information of the Dreyfus Premier Tax Managed Growth Fund, incorporated by reference into such Fund's Prospectus.


                                                 Very truly yours,



                                                 /S/ Kirkpatrick & Lockhart LLP